EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Stock Incentive Plan, as restated, and the 2011 Employee Stock Purchase Plan of RealD Inc. of our report dated June 9, 2011, with respect to the consolidated financial statements and schedule of RealD Inc. included in its Annual Report (Form 10-K) for the year ended March 25, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 5, 2011